                         FORM 4 JOINT FILER INFORMATION

Names of Joint Filers:

Aisling Capital III, LP
Aisling Capital Partners III, LP
Aisling Capital Partners III LLC
Steve Elms
Andrew N. Schiff, M.D.
Dennis J. Purcell

Address of Joint Filers:
c/o Aisling Capital Partners LLC
888 Seventh Avenue
New York, NY 10106

Designated Filer: Aisling Capital III, LP
Issuer and Ticker Symbol: Loxo Oncology, Inc. [LOXO]
Date of Event: July 12, 2018
Signatures of Joint Filers:

AISLING CAPITAL III, LP

By:     Aisling Capital Partners III, LP
        General Partner

By:     Aisling Capital Partners III LLC
        General Partner

By:     /s/ Robert Wenzel
        ------------------------------------
        Name: Robert Wenzel
        Title: CFO

AISLING CAPITAL PARTNERS III, LP

By:     Aisling Capital Partners III LLC
        General Partner

By:     /s/ Robert Wenzel
        ------------------------------------
        Name: Robert Wenzel
        Title: CFO

AISLING CAPITAL PARTNERS III LLC

By:     /s/ Robert Wenzel
        ------------------------------------
        Name: Robert Wenzel
        Title: CFO

/s/ Steve Elms
--------------------------------------------
Steve Elms

/s/ Andrew Schiff
--------------------------------------------
Andrew Schiff

/s/ Dennis Purcell
--------------------------------------------
Dennis Purcell